(415) 856-7021
jessicabentley@paulhastings.com

April 28, 2006	27226/82270

Matthews International Capital Management, LLC
Four Embarcadero Center, Suite 550
San Francisco, California 94111

Re:	Matthews International Funds (d/b/a Matthews Asian Funds) (the “Trust”)

Ladies and Gentlemen:

We hereby consent to the continued use in the Trust’s Registration Statement, until its withdrawal, of our opinions (the “Prior Opinions”) respecting the legality of the shares of beneficial interest for the following series of the Trust: Matthews Growth and Income Fund, Matthews Asian Technology Fund, Matthews China Fund (formerly named Matthews Dragon Century China Fund), Matthews Japan Fund, Matthews Korea Fund, Matthews Pacific Tiger Fund, Matthews Asia Pacific Fund and Matthews India Fund.

The Prior Opinions were filed as exhibits to Post-Effective Amendment Nos. 13, 19 and 27 filed with the Securities and Exchange Commission on December 20, 1999, September 26, 2003 and October 31, 2005, respectively.

Very truly yours,

/s/ Jessica N. Bentley

Jessica N. Bentley
for PAUL, HASTINGS, JANOFSKY & WALKER LLP

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